Exhibit 99.3

ROGERS CABLE INC.

OFFER TO EXCHANGE
all outstanding 7.25% Senior (Secured) Second Priority Notes due 2011
(Cdn$175,000,000 aggregate principal amount)
for
7.25% Senior (Secured) Second Priority Notes due 2011
(Cdn$175,000,000 aggregate principal amount)
which have been registered under the Securities Act of 1933;
and
all outstanding 6.75% Senior (Secured) Second Priority Notes due 2015
(US$280,000,000 aggregate principal amount)
for
6.75% Senior (Secured) Second Priority Notes due 2015
(US$280,000,000 aggregate principal amount)
which have been registered under the Securities Act of 1933

To Securities Dealers, Commercial Banks,

Trust Companies and Other Nominees:

      Enclosed for your consideration is a Prospectus dated                     (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Rogers Cable Inc. (“Rogers Cable”) to exchange each $1,000 principal amount of its 7.25% Senior (Secured) Second Priority Notes Due 2011, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding 7.25% Senior (Secured) Second Priority Notes Due 2011 (the “Old 2011 Notes”) and to exchange each $1,000 principal amount of its 6.75% Senior (Secured) Second Priority Notes Due 2015, which have been registered under the Securities Act, pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 principal amount of its outstanding 6.75% Senior (Secured) Second Priority Notes Due 2015 (the “Old 2015 Notes” and, together with the Old 2011 Notes, the “Old Notes”).

      We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name. Rogers Cable will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by Rogers Cable for customary mailing and handling expenses incurred by you for forwarding any of the enclosed materials to your clients. Rogers Cable will pay all transfer taxes, if any, applicable to the tender of Old Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

      Enclosed are copies of the following documents:

1. the Prospectus;

2. a Letter of Transmittal for your use in connection with the exchange of Old Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Old Notes);

3. a form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer;

4. a Notice of Guaranteed Delivery;

5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W9; and

6. a return envelope addressed to JPMorgan Chase Bank, N.A., the Exchange Agent.

      YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                               , UNLESS EXTENDED (THE “EXPIRATION DATE”). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

      To tender Old Notes, certificates for Old Notes or a book-entry confirmation (see the section entitled “Exchange Offer” in the Prospectus), a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

      Questions and requests for assistance with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address set forth in the Prospectus or to Rogers Cable at (416) 935-3571.

Very truly yours,

ROGERS CABLE INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF ROGERS CABLE INC. OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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